Exhibit 99.1

April 10, 2019

Wieland Group

and

Global Brass and Copper

Announce Definitive Merger Agreement

SCHAUMBURG, Ill., USA & ULM, Germany -- Global Brass and Copper Holdings, Inc. (NYSE: BRSS) (“Global Brass and Copper” or the “Company” or “GBC ”) and Wieland-Werke AG (“Wieland Group”) today announced that they have entered into a definitive merger agreement. Wieland is a nearly 200-year-old, family-owned global technology and service leader in the brass and copper industry, known for customer service and innovative solutions.

Per the merger agreement, Wieland will acquire all of the outstanding shares of GBC in an all-cash transaction. GBC shareholders will receive $44.00 per share in cash representing 27% premium to Global Brass and Copper’s closing price as of April 9, 2019. The transaction is expected to close in the second half of 2019 and is subject to certain required regulatory approvals.

The transaction brings together two highly complementary companies with diverse product offerings across copper and copper alloy strip and sheet, rod, foil, wire, tube and fabricated components, serving a wide variety of industries and creates a truly unique global leader in the red metals industry ideally suited to create customer value in North America, Europe and Asia.

Additionally, both companies share a commitment to technology, R&D, and providing innovative offerings and solutions. This shared focus will enable the combined business to collaborate in unique ways with customers.

The combined business will possess a leading manufacturing, service and distribution network consisting of over 90 facilities, and will share best practices to enhance all aspects of operational excellence and create a superior supply chain. Further, the company will be better positioned to benefit from a number of megatrends, including eMobility, connectivity, sustainability and recycling.

Erwin Mayr, CEO of Wieland-Werke AG commented, “The combination of two companies with very complementary strengths and geographical footprints will enable us to provide long-term supply security for our increasingly global customers who need a reliable partner to enable their growth. Building on a strong strategic and cultural fit, the newly formed team will empower our customers’ and employees’ success, globally.”

Fritz-Jürgen Heckmann, Chairman of the Supervisory Board of Wieland-Werke AG said, “This is a unique opportunity in the 200 year history of the Wieland Group as the combined company will be able to build on a legacy of leadership for long-term success with a truly global footprint that creates opportunities for customers and employees. On behalf of the Board and the owners of the Wieland Group, I am looking forward to welcoming the employees of Global Brass and Copper to the Wieland team.”

John Wasz, GBC’s President and Chief Executive Officer commented, “The combination of these two complementary leaders will allow us to more efficiently serve our customers now and well into the future. Equally as important, our collective dedication to safety, R&D, innovation and value creation will benefit our customers and create unique opportunities for the new organization.”

John Walker, Chairman of GBC’s Board of Directors said, “Today marks a historic event in GBC’s history, as we join forces with this global industry leader, creating significant value for our shareholders and providing our employees with the opportunity to further advance their career development. On behalf of the Board, we are grateful for the hard work and dedication of our employees, who have enabled us to reach this exciting milestone.”

Conference Call

The Company will host a teleconference and webcast at 9:00 a.m. (Central Time) on Wednesday, April 10, 2019. To listen to the live call, individuals can access the webcast approximately 10 minutes before the scheduled start time at the investor relations portion of the Company’s website at http://ir.gbcholdings.com, or by dialing 877-407-9129. For those who cannot listen to the live broadcast, replays will be available shortly after the call on the Company’s website.

Terms and Financing

Under the terms of the merger agreement, which has been unanimously approved by the Board of Directors of Global Brass and Copper and the Supervisory Board of Wieland, Global Brass and Copper shareholders will receive $44.00 per share in cash, representing a 36% premium to Global Brass and Copper’s 12-month average closing price and a 27% premium to Global Brass and Copper’s closing price as of April 9, 2019 .

The transaction is not subject to any financing condition; Wieland has secured appropriate financing facilities.

Expected Closing

The transaction, which is expected to close in the second half of 2019, is subject to the satisfaction of customary closing conditions, including customary regulatory approvals and the approval of Global Brass and Copper's shareholders.

Advisors

J.P. Morgan Securities LLC is serving as exclusive financial advisor to Global Brass and Copper, and Fried, Frank, Harris, Shriver & Jacobson LLP is serving as legal counsel to Global Brass and Copper.

Ropes and Gray LLP is serving as legal counsel to Wieland.

About Global Brass and Copper

Global Brass and Copper Holdings, Inc., through its wholly-owned principal operating subsidiary, Global Brass and Copper, Inc., is a leading, value-added converter, fabricator, processor and distributor of specialized non-ferrous products in North America. They engage in metal melting and casting, rolling, drawing, extruding, welding and stamping to fabricate finished and semi-finished alloy products from processed scrap, virgin metals and other refined metals. Their products include a wide range of sheet, strip, foil, rod, tube and fabricated metal component products that they sell under the Olin Brass, Chase Brass and A.J. Oster brand names. Their products are used in a variety of applications across diversified markets, including the building and housing, munitions, automotive, transportation, coinage, electronics/electrical components, industrial machinery and equipment and general consumer markets.

About Wieland

Wieland is one of the world's leading suppliers of semi-finished copper and copper alloy products. With a global network of production sites, service and trading companies, the company offers a broad product, technology and service portfolio. From prototype to series production, Wieland develops solutions for automotive, electronics, refrigeration, air conditioning and other industries. Wieland uses high-performance copper materials to drive the success of its B2B customers in future-oriented fields such as eMobility, connectivity and urbanization. High technical competence, customer-oriented thinking and sustainability determine their actions and have been the basis of the company's success since 1820.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Wieland. In connection with the proposed transaction, the Company intends to file with the Securities and Exchange Commission (SEC) and furnish to its stockholders a proxy statement and other relevant documents which will be mailed or otherwise disseminated to its stockholders when it becomes available. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Investors may obtain a free copy of the proxy statement (when it becomes available) and other relevant documents filed by the Company with the SEC at the SEC’s Web site at http://www.sec.gov. The proxy statement and such other documents once filed by the Company with the SEC may also be obtained for free from the Investor Relations section of the Company’s web site (https://ir.gbcholdings.com/) or by directing a request to: Global Brass and Copper Holdings, Inc., 475 N. Martingale Road, Suite 1200, Schaumburg, IL 60173, Attention: Investor Relations.

Participants in Solicitation

The Company and its officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information about the Company’s executive officers and directors is set forth in its Annual Report on Form 10-K, which was filed with the SEC on February 28, 2019, and the proxy statements for its 2019 annual meeting of stockholders, which was filed with the SEC on March 29, 2019. Investors may obtain more detailed information regarding the direct and indirect interests of the Company and its executive officers and directors in the acquisition by reading the preliminary and definitive proxy statement regarding the proposed transaction when it is filed with the SEC. When available, you may obtain free copies of these documents as described in the preceding paragraph.

Forward-Looking Statements

Certain statements contained in this document constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. When used in this Press Release, the words “ believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions are intended to identify forward-looking statements. Statements regarding whether and when the proposed transaction will be consummated and the anticipated benefits thereof, among others, may be forward-looking. This Press Release contains forward-looking statements that involve risks and uncertainties concerning Wieland’s proposed acquisition of the Company, the Company’s expected financial performance, as well as the Company’s strategic and operational plans. Actual events or results may differ materially from those described in this Press Release due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the possibility that the Company may be unable to obtain required stockholder approval or that other conditions to closing the proposed transaction may not be satisfied, such that the proposed transaction will not close or that the closing may be delayed; general economic conditions; the proposed transaction may involve unexpected costs, liabilities or delays; risks that the transaction disrupts current plans and operations of the Company; the outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement. For more details on these and other potential risks and uncertainties, please refer to the proxy statement when filed and the documents that the Company files with the SEC on Forms 10-K, 10-Q and 8-K. All forward-looking statements speak only as of the date of this Press Release or, in the case of any document incorporated by reference, the date of that document. The Company is under no duty to update any of the forward-looking statements after the date of this Press Release to conform to actual results, except as required by applicable law.

CONTACT:

Christopher J. Kodosky

Global Brass and Copper Holdings, Inc.

Chief Financial Officer

(847) 240-4700

Mark Barbalato

FTI Consulting

(212) 850-5707

Wieland Group

Michael Demmer | SVP, Strategy & Business Development

P +49 731 944 2233 | michael.demmer@wieland.com

www.wieland.com